UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Item 1.01                          Entry into a Material Definitive Agreement

On December 31, 2014, VSE Corporation ("VSE") and two wholly owned subsidiaries of VSE (named A Aviation Corp. and 9126767 Canada Inc) entered into a definitive share purchase agreement to acquire five operating companies by acquiring all of the capital stock of their four holding companies consisting of Avatas Aerospace Inc. ("AAI"), Air Parts Holding Inc. ("APH"), Prime Turbines Holding Inc. ("PTH"), and Prime Turbines Germany Holding Inc. ("PTGH") (the "SPA").  The five operating companies are Kansas Aviation of Independence, L.L.C. ("KAI"), Air Parts & Supply Co. ("APS"), CT Aerospace LLC ("CTA"), Prime Turbines LLC ("PT") and Prime Turbines GmbH ("PTG").  KAI, APS, CTA, PT and PTG specialize in maintenance, repair and overhaul (MRO) services and parts supply for corporate and regional airline jet engines and engine accessories.

The parties to the SPA are Killick Limited Partnership ("KLP") and the other holders of the capital stock of AAI, APH, PTH and PTGH (KLP and such other capital stock holders are collectively referred to herein as "Sellers"), AAI, APH, PTH, PTGH, KAI, APS, CTA, PT, PTG, KLP as Sellers" Representative, A Aviation Corp., 9126767 Canada Inc. and VSE.

The SPA provides, among other things, that, subject to the terms and conditions in the SPA, VSE's subsidiaries A Aviation Corp. and 9126767 Canada Inc will acquire from Sellers all of the capital stock of AAI, APH, PTH and PTGH, which own all of the capital stock and limited liability company interests of KAI, APS, CTA, PT and PTG, for an initial purchase price of approximately $184 million (subject to adjustment) payable in cash at the closing of such acquisition (the "Acquisition").  After the closing of the Acquisition (the "Closing"), A Aviation Corp will also be required to make additional purchase price payments consisting of (a) up to $40 million in cash, if certain financial targets are satisfied by KAI, CTA, APS, AAI and APH on a combined basis during the first two years after the Closing and (b) one payment of $5 million in cash if such companies surpass a certain financial target during any 12 consecutive months during 2014 or 2015.  The  purchase prices will also be subject to certain other adjustments pursuant to the SPA after the Closing, including in respect of the Companies' net closing working capital and certain inventory and equipment.

Consummation of the Closing, which is expected to occur in late January 2015, or early February 2015, is subject to the satisfaction (or waiver) of certain conditions, including (a) the accuracy of the representations and warranties made by the Companies, Sellers, A Aviation Corp., 9126767 Canada Inc and VSE in the SPA, (b) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (c) the absence of certain legal impediments to the Closing, including litigation; (d) the Companies not having experienced a material adverse effect; (e) the execution of certain ancillary agreements; (f) the receipt of certain third party consents; (g) the satisfaction by the Companies, Sellers, A Aviation Corp, 9126767 Canada Inc. and VSE of their respective obligations under the SPA; and (h) VSE's completion of bank acquisition financing.

Pursuant to the SPA, on the date of Closing, VSE's subsidiaries A Aviation Corp. and 9126767 Canada Inc. will acquire the Companies and pay the initial purchase price of approximately $184 million, of which approximately $18 million will be deposited with an escrow agent to hold and disburse pursuant to an escrow agreement. Upon expiration of the first 18 months after the Closing, such amount of the escrow, if any, that exceeds the sum of VSE's, A Aviation Corp.'s and 9126767 Canada Inc.'s then pending indemnification claims will be released to Sellers.

The Companies have agreed to, among other things, conduct their businesses in the ordinary course consistent with past practice, subject to certain exceptions, prior to the Closing.

The SPA contains specified termination rights for the parties.  The SPA may be terminated at any time prior to the Closing by (a) mutual consent of VSE and Sellers' Representative; (b) VSE or Sellers' Representative if the other party has materially breached any representation, warranty or covenant in the SPA and such breach has not been cured within 10 business days after notice thereof, provided that no cure period shall be required for a breach which by its nature cannot reasonably be expected to be cured within such 10 business day, such that the conditions in the SPA relating to the accuracy of the breaching party's representations and warranties or performance of would fail to be satisfied; (c) VSE or Sellers' Representative if (i) the terminating party is not in breach of the SPA and (ii) either (x) the Closing has failed to occur by March 1, 2015 and the representations and warranties of VSE, A Aviation and 9126767 Canada Inc. in the SPA are true and correct as required by SPA Section 7.3.1 or (y) the Closing shall not have occurred by March 31, 2015; or (d) VSE or Sellers' Representative if the Closing has failed to occur as a result of any law or order issued by any court or governmental entity prohibiting the Acquisition.

The foregoing description of the SPA does not purport to be complete, and is qualified in its entirety by reference to the full text of the SPA, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 7.01  Regulation FD Disclosure
On December 31, 2014, VSE issued a press release that announced VSE's signing of the SPA described in Item 1.01 above.  The press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
Not Required

(b)	Pro Forma Financial Information
Not Required

(d)	Exhibit
Number

2.1*            Share Purchase Agreement, dated as of December 31, 2014, among Killick Limited Partnership and the other Sellers (as defined therein), Avatas Aerospace Inc., Air Parts Holding Inc., Prime Turbines Holding Inc., Prime Turbines Germany Holding Inc., Kansas Aviation of Independence, L.L.C., Air Parts & Supply Co., CT Aerospace LLC, Prime Turbines LLC, Prime Turbines GmbH, A Aviation Corp., 9126767 Canada Inc., VSE Corporation and Killick Limited Partnership as Sellers' Representative.

99.1 Press release dated December 31, 2014.

*Except for Schedules 1, 2.1 and 2.2.2(b), the Schedules to this Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish supplementally copies of such omitted Schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: January 6, 2015	/s/ Thomas R. Loftus
Thomas R. Loftus
Executive Vice President and Chief Financial Officer